EXHIBIT 10.2


                                 AMENDMENT NO. 2
                                     TO THE
                   SITEL CORPORATION 1999 STOCK INCENTIVE PLAN

              As adopted by the Board of Directors on July 21, 2000


The Board hereby amends the SITEL Corporation 1999 Stock Incentive Plan (the "Plan") as follows:

       The definition "Subsidiary" in Article 2 of the Plan is amended to state in its entirety as follows:

         "Subsidiary" means (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (ii) for all other purposes, any business entity, domestic or foreign, now or hereafter existing, in which not less than 20% of the total combined voting power is owned or controlled by the Company or by a Subsidiary.